EXHIBIT 15

Accountants' Acknowledgment

The Board of Directors of
PepsiCo, Inc.:

The Owners of
Bottling Group, LLC:

With respect to the registration statements listed below, we acknowledge our awareness of the use therein of our report dated September 30, 2003, except as to Note 10, which is as of October 7, 2003 related to our review of interim financial information of Bottling Group, LLC, which report is incorporated by reference in the Form 8-K filed by PepsiCo, Inc. on October 20, 2003.

Form S-3
–	PepsiCo SharePower Stock Option Plan for PCDC Employees, 33-42121
–	$32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds, 33-53232
–	Extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc., 33-50685
–	$4,587,000,000 Debt Securities and Warrants, 33-64243
–	$500,000,000 Capital Stock, 1 2/3 cents par value, 333-56302
Form S-4
–	330,000,000 Shares of Common Stock, 1 2/3 cents par value and 840,582 Shares of Convertible Stock, no par value, 333-53436
Form S-8
–	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
–	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150 & 333-109513
–	1988 Director Stock Plan, 33-22970
–	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539
–	1994 Long-Term Incentive Plan, 33-54733
–	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 & 333-109514
–	1979 Incentive Plan, 2-65410
–	PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 & 33-60965
–	PepsiCo 401(K) Plan, 333-89265
–	PepsiCo Puerto Rico 1165(e) Plan, 333-56524
–	Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992
–	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
–	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
–	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196
–	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204
–	The PepsiCo Share Award Plan, 333-87526

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York
October 20, 2003